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                                                                  EXHIBIT 23-A
                                                                  ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pacific Telesis Group on Form S-8 (for the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees) of our reports dated February 23, 1995 on our audits of the consolidated financial statements and financial statement schedule of Pacific Telesis Group as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which reports are included or incorporated by reference in Pacific Telesis Group s 1994 Annual Report on Form 10-K and our report dated May 17, 1995 on our audit of the financial statements of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees 1994 Annual Report on Form 11-K.








/s/ Coopers & Lybrand L.L.P.
San Francisco, California
February 2, 1996